Exhibit 99.1

Privia Health Reports First Quarter 2021 Financial Results

ARLINGTON, VA – May 27, 2021 – Privia Health Group, Inc. (Nasdaq: PRVA), a technology-driven, national physician enablement company that collaborates with medical groups, health plans and health systems, today announced financial results for the first quarter ended March 31, 2021.
“We started 2021 with strong first quarter results that were at or above the high end of the guidance we provided in April as part of our IPO process,” said Shawn Morris, Chief Executive Officer, Privia Health. “We are continuing to add attributed lives across a number of value-based reimbursement programs, while organically adding providers in our existing markets. We will also remain focused on entering new markets, leveraging our capital-efficient operating structure to drive profit margin expansion, and executing on multiple opportunities to drive future growth.”
Total revenue for the first quarter of 2021 was $213.6 million, compared to total revenue of $212.9 million for the prior year first quarter (+0.3%). Operating income for the first quarter of 2021 was $7.9 million, compared to operating income of $6.5 million for the prior year first quarter (+21.7%). Net income for the first quarter of 2021 was $5.4 million, or $0.06 per diluted share, compared to net income of $5.4 million, or $0.06 per diluted shares, for the first quarter of 2020. The first quarter of 2021 included approximately $1.4 million of one-time legal and other expenses related to the Company’s initial public offering (IPO).
First Quarter 2021 Financial and Operating Highlights
•Practice Collections were $344.1 million, compared to $327.4 million in 1Q’20 (+5.1%)
•Care Margin was $52.5 million, compared to $47.8 million in 1Q’20 (+9.7%)
•Platform Contribution was $25.5 million, compared to $20.3 million in 1Q’20 (+25.9%)
•Adjusted EBITDA was $9.9 million, compared to $7.1 million in 1Q’20 (+41.0%)
•Implemented Providers were 2,648, compared to 2,528 at the end of 1Q’20 (+4.7%)
•Value-Based Care Attributed Lives were approximately 721,000, compared to 752,000 at the end of 1Q’20 (-4.1%) and to 682,000 at December 31, 2020 (+5.7%)
Financial and Business Outlook
The Company provided full year 2021 guidance, as follows:

($ in millions)	FY 2020 Actual	FY 2021 Guidance		Y - Y % Change from FY 2020
		Low	High	Low	High
Implemented Providers	2,550	2,850	2,900	11.8%	13.7%
Attributed Lives	682,000	730,000	750,000	7.0%	10.0%
Practice Collections	$1,301.1	$1,445	$1,465	11.1%	12.6%
GAAP Revenue	$817.1	$860	$880	5.3%	7.7%
Care Margin	$187.6	$215	$221	14.6%	17.8%
Platform Contribution	$82.6	$93	$98	12.6%	18.6%
Adjusted EBITDA	$29.4	$34	$38	15.6%	29.3%

Key assumptions underlying the Company's full year 2021 financial guidance include:
•Fully diluted weighted average shares outstanding of 110-120 million, including pre-IPO period
•Non-cash stock-based compensation expense of $245-$255 million
•An effective tax rate of 25-27%
•Capital expenditures of less than $1 million
Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of Care Margin, Platform Contribution or Adjusted EBITDA due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, and Adjusted EBITDA.
Certain non-recurring or non-cash expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, the details of which can be found in the Reconciliation of Net Income to Adjusted EBITDA schedule near the end of this and in future quarterly financial press releases.
Webcast and Conference Call Information
The Company will host a conference call on May 27, 2021, at 5:00 pm ET / 4:00 pm CT to discuss these results and management’s outlook for future financial and operational performance. The conference call can be accessed via webcast at ir.priviahealth.com/news-and-events/events-and-presentations or by dialing 855-940-5315 (929-517-0419 for international participants), and referencing participant code 1076290.
The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call at ir.priviahealth.com/news-and-events/events-and-presentations. This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, the possible effects of COVID-19; our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2021. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in Part II, Item 1A, “Risk Factors” in the Company’s final prospectus dated April 28, 2021, filed with the SEC on April 30, 2021, and the Company’s other public filings.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	For the Three Months Ended March 31,
(In thousands, except share and per share data)	2021	2020

Revenue	$213,607	$212,942

Operating expenses:
Physician and practice expense	161,113	165,106
Cost of platform	26,962	27,561
Sales and marketing	3,184	2,452
General and administrative	13,996	10,989
Depreciation and amortization	445	338
Total operating expenses	205,700	206,446
Operating income	7,907	6,496
Interest expense	291	467
Income before provision for income taxes	7,616	6,029
Provision for income taxes	2,000	700
Net income	5,616	5,329
Less: Net income (loss) attributable to non-controlling interests	218	(85)
Net income attributable to Privia Health Group, Inc.	$5,398	$5,414
Net income per share attributable to Privia Health Group, Inc. stockholders – basic and diluted	$0.06	$0.06
Weighted average common shares outstanding – basic and diluted	95,985,817	95,931,549

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets

(In thousands)	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,938	$84,633
Accounts receivable	116,720	99,118
Prepaid expenses and other current assets	5,988	6,333
Total current assets	204,646	190,084

Non-current assets:
Property and equipment, net	4,529	4,814
Right-of-use asset	5,865	—
Intangible assets, net	5,819	5,980
Goodwill	118,663	118,663
Deferred tax asset	2,953	4,953
Other non-current assets	5,801	4,475
Total non-current assets	143,630	138,885
Total assets	$348,276	$328,969

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,806	$5,235
Accrued expenses	22,223	31,185
Physician and practice liability	123,767	106,811
Current portion of note payable	1,094	875
Operating lease liabilities, current	2,175	—
Other current liabilities	4,459	2,832
Total current liabilities	157,524	146,938

Non-current liabilities:
Note payable, net of current portion	32,293	32,784
Operating lease liabilities, non-current	8,757	—
Other non-current liabilities	333	5,595
Total non-current liabilities	41,383	38,379
Total liabilities	198,907	185,317

Commitments and contingencies

Stockholders’ equity:
Common stock	960	960
Additional paid-in capital	165,767	165,666
Accumulated deficit	(14,480)	(19,878)
Total Privia Health Group, Inc. stockholders’ equity	152,247	146,748
Non-controlling interest	(2,878)	(3,096)
Total stockholders’ equity	149,369	143,652
Total liabilities and stockholders’ equity	$348,276	$328,969

Privia Health Group, Inc.
Consolidated Statements of Cash Flows
Unaudited

(In thousands)	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net Income	$5,616	$5,329
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	285	166
Amortization of intangibles	160	161
Amortization of debt issuance costs	38	33
Share-based compensation	101	121
Deferred tax expense	2,000	670
Changes in Asset and Liabilities:
Accounts receivable	(17,602)	(14,898)
Prepaid expenses and other current assets	(5,519)	(1,266)
Other non-current assets	(1,326)	109
Accounts payable	(1,520)	3,947
Accrued expenses	(8,962)	(10,425)
Physician and practice liability	16,956	7,328
Other current liabilities	1,627	973
Operating lease liabilities	10,932	—
Other long-term liabilities	(5,262)	673
Net cash used in operating activities	(2,476)	(7,079)
Cash from investing activities
Purchases of property and equipment	—	(13)
Net cash used in investing activities	—	(13)

Cash flows from financing activities
Repayment of note payable	(219)	—
Proceeds from revolving loan	—	10,000
Net cash (used in) provided by financing activities	(219)	10,000

Net (decrease) increase in cash and cash equivalents	(2,695)	2,908
Cash and cash equivalents at beginning of period	84,633	46,889
Cash and cash equivalents at end of period	$81,938	$49,797

Supplemental disclosure of cash flow information:
Interest paid	$308	$323

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics

	For the Three Months Ended March 31,
(unaudited; $ in millions)	2021	2020

Implemented Providers (as of end of period) (1)	2,648	2,528
Attributed Lives (as of end of period) (2)	721,000	752,000
Practice Collections(3)	$344.1	$327.4

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia Health, in both Owned and Non-Owned Medical Groups, to deliver care as part of a Value Based Care arrangement. Attributed lives include patients who have selected one of Privia Health’s owned or Non-Owned Medical Groups as their provider of primary are services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

Non-GAAP Financial Measures (4)

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2021	2020

Care Margin	$52,494	$47,836
Platform Contribution	25,532	20,275
Platform Contribution Margin	48.6%	42.4%
Adjusted EBITDA	9,947	7,055
Adjusted EBITDA Margin	18.9%	14.7%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is total revenue less the sum of physician and practice expense.
•Platform Contribution is total revenue less the sum of (i) physician and practice expense and (ii) cost of platform.
•Platform Contribution margin is platform contribution divided by care margin.
•Adjusted EBITDA is net income (loss) attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding minority interests, provision (benefit) for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, severance charges and other nonrecurring expenses.
•Adjusted EBITDA margin is Adjusted EBITDA divided by Care Margin.

Reconciliation of Operating Income to Care Margin

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2021	2020
Operating income	$7,907	$6,496
Depreciation and amortization	445	338
General and administrative	13,996	10,989
Sales and marketing	3,184	2,452
Cost of platform	26,962	27,561
Care margin	$52,494	$47,836
Reconciliation of Operating Income to Platform Contribution

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2021	2020
Operating income	$7,907	$6,496
Depreciation and amortization expense	445	338
General and administrative	13,996	10,989
Sales and marketing	3,184	2,452
Platform contribution	$25,532	$20,275

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended March 31,
(unaudited; $ in thousands)	2021	2020
Net income	$5,398	$5,414
Net income (loss) attributable to non-controlling interests	218	(85)
Provision for income taxes	2,000	700
Interest expense	291	467
Depreciation and amortization	445	338
Stock-based compensation	101	121
Other expenses(5)	1,494	100
Adjusted EBITDA	$9,947	$7,055

(5) Other expenses include certain non-cash or non-recurring costs.